Exhibit 10.1
FIRST LOAN MODIFICATION AND FORBEARANCE AGREEMENT
     This First Loan Modification and Forbearance Agreement (this “Loan Modification Agreement”) is entered into as of the First Loan Modification Effective Date, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), and ENERGY FOCUS, INC., a Delaware corporation, formerly known as Fiberstars, Inc., a Delaware corporation, with offices located at 32000 Aurora Road, Solon, Ohio 44139.
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness, and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 27, 2008, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of October 27, 2008 between Borrower and Bank (as may be amended from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).
     Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. ACKNOWLEDGMENT OF DEFAULTS. Borrower acknowledges and agrees that certain Defaults and Events of Default have occurred under the Loan Agreement by virtue of Borrower’s failure to comply with the minimum Tangible Net Worth covenant contained in Section 6.9(a) of the Loan Agreement for the compliance period ending on November 30, 2008 (the “Prior Default ”). Borrower has informed Bank that it anticipates that it will also fail to comply with the minimum Tangible Net Worth covenant set forth in Section 6.9(a) for the compliance period ending December 31, 2008 (the “Anticipated Default”, and together with the Prior Default, the “Existing Defaults”).
4. DESCRIPTION OF CHANGE IN TERMS.
A.	Modifications to Loan Agreement.
1	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.3(a) thereof in its entirety:
“(a) Interest Rate; Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus one percentage point (1.00%), which interest shall be payable monthly.”

and inserting in lieu thereof the following:

“(a) Interest Rate; Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus one and one-half percentage point (1.50%), which interest shall be payable monthly.”

2	The Loan Agreement shall be amended by inserting the following definition in Section 13.1 thereof, in appropriate alphabetical order:
““First Loan Modification Effective Date” is the date indicated on the signature page to the First Loan Modification and Forbearance Agreement entered into between Bank and Borrower.”
5. FORBEARANCE BY BANK.
A.	In consideration of, among other things, Borrower’s compliance with each and every term of this Agreement, Bank hereby agrees to forbear from exercising its rights and remedies against the Borrower as a result of the Existing Defaults until the earlier to occur of (i) a Default or an Event of Default under the Loan Agreement (with the sole exception of the Existing Defaults), (ii) the failure of Borrower to promptly, punctually, or faithfully perform or comply with any term or condition of this Agreement as and when required, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE, or (iii) 3:00 pm (Denver, Colorado time) on February 15, 2009 (the period commencing as of the date of the First Loan Modification Effective Date and ending on the earlier of (i), (ii) or (iii) above shall be referred to as the “Forbearance Period”).

B.	Borrower hereby acknowledges and agrees that nothing contained in this section or in any other section of this Agreement shall be deemed or otherwise construed as a waiver by Bank of the Existing Defaults or any other Default or Event of Default (whether now existing or hereafter arising) or of any of its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise. This Loan Modification Agreement shall only constitute an agreement by Bank to forbear from enforcing its rights and remedies based upon the Existing Defaults upon the terms and conditions set forth herein. Upon the expiration of the Forbearance Period, the agreement of Bank to forbear as set forth in this Loan Modification Agreement shall automatically terminate and Bank may immediately commence enforcing its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise, in such order and manner as Bank may determine appropriate.
6. TERMS OF FORBEARANCE.
A.	From and after the execution of this Loan Modification Agreement, Borrower agrees that Bank shall have no further obligation to make any Advances to Borrower, or to issue or provide any other extensions of credit of any kind to Borrower (as used herein and in the Loan Agreement, any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit shall be referred to as a “Credit Extension”). Notwithstanding the foregoing, during the Forbearance Period and at the request of Borrower, Bank may, in its sole and absolute discretion, continue to make any Credit Extensions, subject in all events to the terms and conditions of this Loan Modification Agreement, the Loan Agreement (including but not limited to, all limitations imposed by the Borrowing Base and the Availability Amount) and the other Existing Loan Documents. Borrower covenants and agrees that if, in the sole and absolute discretion of Bank. Bank shall make any Credit Extensions during the Forbearance Period, such act shall not constitute (i) a waiver of any of the Existing Defaults, or of any other Default or Event of Default which may now exist or which, may occur after the date of this Loan Modification Agreement under any of the Existing Loan Documents, or (ii) an agreement on the part of Bank to make any further extensions of credit of any kind to Borrower at a later date.

B.	At all times during the Forbearance Period Borrower shall comply with all terms and conditions contained in the Loan Agreement and other Loan Documents and shall continue to remit all regularly scheduled payments (including, without limitation, all principal, interest, fees, costs and other amounts) which may become due under the Existing Loan Documents, as and when such payments are due.
7. FEES. Borrower shall pay to Bank a forbearance fee equal to Four Thousand Dollars ($4,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.
8. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 27, 2008 executed by Borrower, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.
9. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.
10. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
11. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Agreement, the other Existing Loan Documents and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
12. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
13. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
14. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower herby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

15. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of California in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.
16. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
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     This Loan Modification Agreement is executed under the laws of the State of California as of the First Loan Modification Effective Date.

BORROWER:			BANK:

ENERGY FOCUS, INC.			SILICON VALLEY BANK

By:	/s/ Nicholas G. Berchtold		By:	/s/ Adam Glick

	Name:	NICHOLAS G. BERCHTOLD		Name:	Adam Glick

	Title:	CHIEF FINANCIAL OFFICER		Title:	Relationship Manager

First Loan Modification Effective date: January 31, 2009
[First Loan Modification and Forbearance Agreement Signature Page]

SECRETARY’S CORPORATE BORROWING CERTIFICATE

Borrower:	Energy Focus, Inc.	Date: October 9th, 2008
Bank:	Silicon Valley Bank
     I hereby certify as follows, as of the date set forth above:
1. I am the Secretary of the Borrower.
2. Borrower’s exact legal name is set forth above. Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware.
3. Attached as Exhibit A hereto is a true, correct and complete copy of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Certificate of Incorporation has not been amended, annulled, rescinded, revoked or supplemented, and remains in full force and effect as of the date hereof.
4. Attached as Exhibit B hereto is a true, correct and complete copy of Borrower’s By-laws (including amendments). Such By-Laws have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.
5. The persons named below are now and have been duly qualified and acting, officers of the Borrower, duly elected to the office as set forth opposite their respective names and the signatures set forth opposite their respective names and offices are their respective genuine signatures:

Name	Title	Signature

Joseph G Kaveski	Chief Executive Officer	/s/ Joseph G Kaveski

Nicholas G. Berchtold	VP of Finance and Chief Financial Officer	/s/ Nicholas G. Berchtold

Eric Hilliard	VP and Chief Operating Officer	/s/ Eric Hilliard

6. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation of same from Borrower.
BE IT RESOLVED, that any one (1) of the above named officers or employees of Borrower, acting for and on behalf of Borrower, are authorized and empowered:
Borrow Money. To borrow from time to time from Silicon Valley Bank (“Bank”), on such terms as may be agreed upon between the officers of Borrower and Bank, such sum or sums of money as in their judgment should be borrowed.

Execute Loan Documents. To execute and deliver to Bank the loan documents of Borrower at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of Borrower to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the loan documents, or any portion of the loan documents.
Grant Security. To grant a security interest to Bank in any of Borrower’s assets, which security interest shall secure all of Borrower’s obligations to Bank.
Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to Borrower or in which Borrower may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of Borrower with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.
Letters of Credit. To execute letter of credit applications and other related documents pertaining to Bank’s issuance of letters of credit.
Foreign Exchange Contracts. To execute and deliver foreign exchange contracts, either spot or forward, from time to time, in such amount as, in the judgment of the officer or officers herein authorized.
Issue Warrants. To issue warrants to purchase Borrower’s capital stock, for such class, series and number, and on such terms, as an officer of Borrower shall deem appropriate. Upon such issuance the requisite number of shares of Borrower’s capital stock will be automatically reserved for the exercise of such Warrants.
Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.
BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Borrower’s agreements or commitments in effect at the time notice is given.

     IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Borrower in my capacity as Secretary as of the 27th day of October, 2008.

CERTIFIED TO AND ATTESTED BY:
By:	/s/ Nicholas G. Berchtold
	Name:	Nicholas G. Berchtold
	Title:	Secretary

     I, the Chief Executive Officer of Borrower, hereby certify as to paragraphs 1 through 6 above, as of the date set forth above.

By:	/s/ Joseph G. Kaveski
	Name:	Joseph G. Kaveski
	Title:	Chief Executive Officer